UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2010

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2010, the board of directors of ICU Medical, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws”), which became effective upon approval.  The amendments include, without limitation, (i) a revision to the standard for determining the approval of a matter by the stockholders; (ii) revisions to a number of provisions reflecting the ability of the Company, pursuant Delaware law, to separate the dates for determining stockholders entitled to notice of a meeting of stockholders and entitled to vote at such meeting; and (iii) the removal of obsolete provisions relating to meetings of stockholders held prior to the 2010 annual meeting of stockholders.

The Bylaws, as amended and restated, provide that the approval of a matter by the stockholders requires that the votes cast affirmatively exceed the votes cast negatively on such matter, except as otherwise required by law or set forth in the Company’s certificate of incorporation or the Bylaws.  The Bylaws also clarify that abstentions are not counted as votes cast affirmatively or negatively.  Prior to the amendment and restatement of the Bylaws, the approval of a matter by the stockholders required the vote of a majority of the shares present in person or by proxy and entitled to vote on such matter, except as otherwise required by law or set forth in the Company’s certificate of incorporation or the Bylaws.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended and restated, attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Registrant’s Bylaws, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2010

ICU MEDICAL, INC.

/s/Scott E. Lamb
Scott E. Lamb
Secretary, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Registrant’s Bylaws, as amended and restated